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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
AMFM Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999, except for note 16, as to which the date is March 15, 1999, relating to the financial statements and financial statement schedules, which appears in the Annual Report on Form 10-K of AMFM Inc. (formerly Chancellor Media Corporation), for the year ended December 31, 1998.


PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
July 14, 1999